UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2021

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Holzworth Share Purchase Agreement

On February 19, 2021, Wireless Telecom Group, Inc. (the “Company”) entered into that certain Second Amendment to Share Purchase Agreement (the “Second Amendment”) with Holzworth Instrumentation Inc. (“Holzworth”), Jason Breitbarth, Joe Koebel and Leyla Bly (each, a “Seller” and collectively, the “Sellers”), and Jason Breitbarth, as the designated representative of the Sellers, to that certain Share Purchase Agreement dated November 13, 2019, as amended by that certain First Amendment to Share Purchase Agreement dated January 31, 2020 (collectively, the “Share Purchase Agreement”). The Second Amendment, among other things, converts the second deferred purchase price of $750,000 into unsecured seller notes with interest at an annual rate of 6.5% starting from April 1, 2021 until final payment. The payment date has been changed from March 31, 2021 to three equal installments of $250,000, plus accrued interest, due on July 1, 2021, October 1, 2021 and January 1, 2022.

Additionally, the parties amended the payment dates of the earnout consideration. The payment date of the first earnout payment based on the financial results of the calendar year ended 2020 (“Year 1 Earnout”) has been amended from March 31, 2021 to (i) six (6) equal quarterly installments of 10% of the Year 1 Earnout payable on the last business day of each calendar quarter between June 30, 2021 and September 30, 2022 and (ii) one (1) installment payment equal to 40% of the Year 1 Earnout on December 31, 2022. The Year 1 Earnout is payable in cash or shares of the Company’s common stock based on the 90 trading day volume weighted average price immediately preceding final determination of the Year 1 Earnout. The payment date for the second earnout payment which is based on the financial results of the calendar year ended 2021 (“Year 2 Earnout”) has been amended from March 31, 2022 to four equal quarterly installments payable on the last business day of each calendar quarter between March 31, 2022 and December 31, 2022. The Year 2 Earnout is also payable in cash or stock at the Company’s discretion. The aggregate earnout payments of the Year 1 Earnout and the Year 2 Earnout cannot exceed $7.0 million.

The parties also amended the provisions with respect to restrictions on transfer to adjust for the change in timing of earnout payments, as described above. Finally, the parties added a requirement that any earned but unpaid earnout consideration will be accelerated in the event the Company desires to enter into a material asset or equity acquisition in the future.

This summary of the principal terms of the Second Amendment, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2020, and incorporated herein by reference, is subject to, and qualified in its entirety by, the full text of the Second Amendment.

Second Amendment to Muzinich Credit Agreement and Limited Waiver

On February 25, 2021, the Company and its subsidiaries entered into the Second Amendment to Credit Agreement and Limited Waiver (“Amendment 2”) with Muzinich BDC, Inc. (“Muzinich”) to that certain Credit Agreement dated February 7, 2020, among the Company, its subsidiaries and Muzinich (the “Muzinich Credit Agreement”), in which Muzinich agreed to waive the Company’s obligation to comply with the consolidated leverage ratio and fixed charge coverage ratio financial covenants in the Muzinich Credit Agreement for the fiscal quarter ending December 31, 2020. We were not in compliance with such covenants primarily as a result of the impact the COVID-19 pandemic had on our consolidated financial results. Amendment 2, among other things, amends the definition of consolidated EBITDA to include certain cash tax benefits related to our UK tax jurisdiction and reduced our consolidated leverage ratio for the twelve month periods ended September 30, 2021 from 3.00 to 2.75, December 31, 2021 from 2.75 to 2.25, March 31, 2022 from 2.50 to 2.00 and June 30, 2022 from 2.25 to 2.00. Additionally, the interest rate margin was increased from 7.25% to 9.25% effective January 1, 2021 and will step down to 8.50% and 7.25% upon the Company achieving consolidated EBITDA on a trailing twelve-month basis of $4.0 million and $6.3 million, respectively. Muzinich and the Company also agreed on an excess cash flow payment of $428,000 which will be made in accordance with the Muzinich Credit Agreement and Muzinich provided consent for the Company to enter into the aforementioned notes with the Holzworth Sellers in the amount of $750,000.

This summary of the principal terms of Amendment 2, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2020, and incorporated herein by reference, is subject to, and qualified in its entirety by, the full text of Amendment 2.

Amendment No. 7 to the Loan and Security Agreement with Bank of America, N.A.

On February 25, 2021, the Company and its subsidiaries entered into Amendment No. 7 to the Loan and Security Agreement (“Amendment 7”) with Bank of America, N.A. (“Bank of America”) to that certain Loan and Security Agreement dated as of February 16, 2017 among the Company, its subsidiaries and Bank of America (the “Bank of America Credit Agreement”). Amendment 7 revises the Bank of America Credit Agreement to accommodate the changes to the deferred purchase price payments to the Holzworth Sellers and provides Bank of America’s consent to the Company entering into the Second Amendment.

This summary of the principal terms of Amendment 7, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2020, and incorporated herein by reference, is subject to, and qualified in its entirety by, the full text of Amendment 7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: February 25, 2021	By:	/s/ Michael J. Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary